Exhibit 99.1

  Direct General Corporation Comments on Impact of Hurricane Katrina


    NASHVILLE, Tenn.--(BUSINESS WIRE)--Sept. 9, 2005--Direct General Corporation (NASDAQ:DRCT) announced today that it expects that its pre-tax loss from claims related to Hurricane Katrina to be less than $2.5 million, net of reinsurance recoveries. The Company believes its gross loss is likely to be substantially less than its available catastrophic reinsurance protection.
    In addition to expected losses from claims arising out of Hurricane Katrina, the Company anticipates some loss in revenues due primarily to the indefinite closure of 8 of our 32 sales offices operating in Louisiana, the temporary interruption in communication and data lines to the Company's customer service facility located in Baton Rouge, and the voluntary waiver of certain late fees to customers in the affected areas for up to 60 days. The Company is pleased to report that its communication and data lines have largely been restored.
    At this time the Company is unable to predict the expected loss of revenue due to the hurricane; however, Direct General remains committed to its Louisiana and Mississippi markets. William Adair, Chairman and CEO, stated, "The people of Louisiana and Mississippi have shown an unbreakable spirit and tremendous resilience in dealing with the personal hardships and catastrophic effects of Hurricane Katrina. We at Direct General are proud to count so many of them among our loyal employees and valued customers." We do not believe that the claim losses from the hurricane will have a significant adverse effect on the Company's policyholder surplus, because we maintain property catastrophe reinsurance to protect us from events of this magnitude. In addition, we believe that our customer service facility in Baton Rouge and the large number of our sales offices located in other parts of Louisiana and throughout Mississippi will be able to effectively and efficiently service our customers' needs in these areas.

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services primarily through neighborhood sales offices staffed predominantly by its own employee-agents. Direct General's current operations are concentrated primarily in the southeastern part of the United States. Additional information about Direct General can be found online at http://www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; failure of expected contingencies to occur; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.



    CONTACT: Direct General Corporation
             Investor Relations contact:
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             bill.harter@directins.com